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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): December 31, 1997



                          MARLTON TECHNOLOGIES, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)



         New Jersey                     1-7708                 22-1825970
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)           Identification No.)


        2828 Charter Road, Suite 101, Philadelphia, Pennsylvania 19154
                   (Address of principal executive offices)


                                (215) 676-6900
             (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets.

         On December 31, 1997, DMS Acquisition Corporation ("Subsidiary"), a Pennsylvania corporation and a wholly-owned subsidiary of Marlton
Technologies, Inc. (the "Company") completed an acquisition ("Acquisition") of DMS Store Fixtures, L.P., a Pennsylvania limited partnership ("DMS") pursuant to a certain Purchase Agreement dated July 18, 1997 among the Company, Stanley Ginsburg, Ira Ingerman, Lawrence Schan (Mr. Ginsburg, Mr. Ingerman and Mr. Schan are, collectively referred to herein as the "DMS Principals"), Equivest Development, Inc. III, DMS Store Fixtures, Inc. and DMS G.P., Inc. (the "Purchase Agreement"). The Company consummated the Acquisition by causing the Subsidiary to (i) acquire all of the DMS partnership interests held by the DMS Principals and Equivest Development, Inc. III, and (ii) merge with DMS Store Fixtures, Inc. and DMS G.P., Inc. DMS is engaged in the business of supplying custom made fixtures and displays to national retailers, department stores and consumer products manufacturers. Following the Acquisition, the Company intends to continue the DMS business of supplying custom made fixtures and displays.

         Each of Stanley Ginsburg, the Co-Chairman and Chief Executive Officer of DMS and Ira Ingerman, the Co-Chairman and the Chief Financial Officer of DMS was, prior to the Acquisition, the owner of approximately 6.1% of the Company's common stock. Following the consummation of the Acquisition, the DMS Principals own approximately 38% of the voting stock of the Company. In addition, Stanley Ginsburg is the father of Robert B. Ginsburg, the President and Chief Executive Officer of the Company.

         The aggregate consideration to be paid by the Company for DMS was determined through arm's length negotiation between the Company and the DMS Principals. This consideration consisted of (i) repayment of $1,000,000 of DMS debt ("Debt") owed to the DMS Principals, (ii) $13,500,000 in cash (the "Cash Payment" and together with the Debt, the "Cash Consideration"), (iii) 2,000,000 unregistered shares of the Company's common stock ("Stock Consideration") and (iv) 250,000 unregistered shares of the Company's common stock issuable conditioned upon the Subsidiary achieving at least $12,500,000 in cumulative pre-tax earnings over the five (5) year period following the closing date of the Acquisition.

         The Company financed the Cash Consideration, in part, through senior collateralized credit facilities with CoreStates Bank, N.A. The credit facilities consist of a $6,500,000 5-year collateralized revolving credit facility and a $13,500,000 5-year collateralized term loan.

         Prior to the consummation of the Acquisition, DMS Store Fixtures, Inc. issued shares of its common stock to nineteen (19) of its employees who received an aggregate of 181,000 shares of the total Stock Consideration paid in connection with the consummation of the Acquisition.

         The Company's definitive proxy statement filed with the Securities and Exchange Commission on November 7, 1997 is incorporated herein by reference for additional information regarding the Acquisition.


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Item 5.  Other Events.

         On December 31, 1997, the Company amended its Restated Certificate of Incorporation to (i) increase the number of authorized shares of common stock of the Company from 10,000,000 to 50,000,000 shares and (ii) authorize 10,000,000 shares of undesignated preferred stock of the Company.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.
         -------------------------------------------

         It is impracticable to provide the required financial statements of DMS Store Fixtures, L.P. at the time of the filing of this report. The required financial statements of DMS Store Fixtures, L.P. will be filed within the time period required in accordance with applicable regulations under the Securities Exchange Act of 1934.

(b)      Pro Forma Financial Information.
         -------------------------------

         It is impracticable to provide the required pro forma financial information of the Company at the time of the filing of this report. The pro forma information will be filed within the time period required in accordance with applicable regulations under the Securities Exchange Act of 1934.

(c)      Exhibits.
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          *2.1    Purchase Agreement dated July 18, 1997 by and among Stanley
                  Ginsburg, Ira Ingerman, Lawrence Schan, Equivest Development, Inc. III, DMS Store Fixtures, Inc., DMS G.P., Inc. and the Company (Annex A to the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 7,1997 (Commission File No. 1-7708)).

          *3.1 Amendment to the Restated Certificate of Incorporation of the Company effective on December 31, 1997 (Annex C to the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 7, 1997 (Commission File No. 1-7708)).

         ------------------
         * Incorporated by reference.


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                                   Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     MARLTON TECHNOLOGIES, INC.


Date: January  14, 1998              By: /s/ Robert B. Ginsburg
                                         -------------------------------------
                                         Robert B. Ginsburg
                                         President and Chief Executive Officer




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